Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated as of July 12, 2022, Sydney Time, is by and among Zip Co Limited, an Australian public company limited by shares (“Parent”), Miyagi Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Sezzle Inc., a Delaware public benefit corporation (the “Company” and, together with Parent and Merger Sub, the “Parties,” and each a “Party”). Capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, Parent, Merger Sub, and the Company entered into that certain Agreement and Plan of Merger, dated as of February 28, 2022 (as amended from time to time, the “Merger Agreement”); and

WHEREAS, the Parties desire to terminate the Merger Agreement and release each other from certain liabilities and obligations on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Termination. Effective upon receipt by the Company of the Reimbursement Amount (as defined below) from Parent (the “Termination Time”), and without further action by any Party, the Merger Agreement, including all schedules and exhibits thereto, and all transaction agreements contemplated thereby or entered into pursuant thereto (collectively, the “Transaction Documents”) are hereby terminated in their entirety and shall be of no further force or effect whatsoever (the “Termination”), including any provisions therein that purport to survive termination; provided that notwithstanding the foregoing or anything in the Merger Agreement or any other Transaction Document to the contrary, the Confidentiality Agreement and the Clean Team Agreement shall each survive the termination of the Merger Agreement and shall remain in full force and effect for the remainder of and in accordance with their respective terms (the Confidentiality Agreement and the Clean Team Agreement, collectively, the “Excluded Documents”).

2.	Reimbursement Amount. In consideration of certain of the agreements referenced herein and in light of the significant expenses incurred by the Company in connection with the transactions contemplated by the Merger Agreement, the Company Support Agreements, Parent Support Agreements and the other Transaction Documents, Parent agrees to pay or reimburse, or to cause to be paid or reimbursed, to the Company, substantially concurrently with the execution and delivery of this Agreement, eleven million U.S. dollars ($11,000,000) (the “Reimbursement Amount”), by wire transfer of immediately available funds to an account designated in writing by the Company prior to the execution hereof. Parent agrees to provide same day wire transfer confirmation or other industry standard evidence to substantiate payment.

3.	Mutual Release; Disclaimer of Liability.

(a)	Effective as of the Termination Time, the Company, for and on behalf of itself and the Company Related Parties (as defined below), hereby unequivocally, irrevocably, knowingly and voluntarily releases and discharges Parent and any of its former and current subsidiaries (including Merger Sub), equity holders, stockholders, controlling persons, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, assignees, and any former or current subsidiary, equity holder, stockholder, controlling person, director, officer, employee, spouse, heir, trust, trustee, agent, advisor, Affiliate, member, manager, general or limited partner, successor or assignee of any of the foregoing (collectively, the “Parent Related Parties”), from any and all past, present or future liabilities, actions, causes of action, claims, damages, demands, obligations, defenses, affirmative defenses, setoffs and counterclaims of any kind or nature, at law, in equity or otherwise, asserted or that could have been asserted, under the Merger Agreement or the other Transaction Documents, under any applicable Law or otherwise, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, that in any way arise from or out of, are based upon, or are in connection with: (i) the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents; (ii) any breach, non-performance, action or failure to act under any of the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents; (iii) the events leading to the negotiation and execution of this Agreement and the Termination; (iv) any deliberations or negotiations in connection with the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents; and (v) any SEC or ASX filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the transactions contemplated by the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents (collectively, the “Company Released Claims”); provided, however, that the Company does not release claims for any breach of this Agreement, to enforce this Agreement, or claims arising under, based upon, or in connection with the Excluded Documents.

(b)	Effective as of the Termination Time, Parent, for and on behalf of itself and the Parent Related Parties, hereby unequivocally, irrevocably, knowingly and voluntarily releases and discharges the Company, and any of its former and current subsidiaries, equity holders, stockholders, controlling persons, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, spouses, heirs, trusts, trustees, successors, assignees, and any former or current subsidiary, equity holder, stockholder, controlling person, director, officer, employee, spouse, heir, trust, trustee, agent, advisor, Affiliate, member, manager, general or limited partner, successor or assignee of any of the foregoing (collectively, the “Company Related Parties” and, together with the Parent Related Parties, the “Related Parties”), from any and all past, present or future liabilities, actions, causes of action, claims, damages, demands, obligations, defenses, affirmative defenses, setoffs and counterclaims of any kind or nature, at law, in equity or otherwise, asserted or that could have been asserted, under the Merger Agreement or the other Transaction Documents, under any applicable Law or otherwise, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, that in any way arise from or out of, are based upon, or are in connection with: (i) the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents; (ii) any breach, non-performance, action or failure to act under any of the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents; (iii) the events leading to the negotiation and execution of this Agreement and the Termination; (iv) any deliberations or negotiations in connection with the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents; and (v) any SEC or ASX filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the transactions contemplated by the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents (collectively, the “Parent Released Claims” and, together with the Company Released Claims, the “Released Claims”); provided, however, that Parent does not release claims for any breach of this Agreement, to enforce this Agreement, or claims arising under, based upon, or in connection with the Excluded Documents.

(c)	It is understood and agreed that, except as provided in Sections 3(a) and 3(b), the preceding paragraphs are a full and final release covering all known as well as unknown or unanticipated debts, claims, liabilities, obligations or damages of each of the Parties and their respective Related Parties relating in any way to or arising in any way out of the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute, common law principle or in equity under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other, including, without limitation, Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby to fully, finally and forever settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

4.	Covenant Not to Sue. Effective as of the Termination Time, and except as provided in the provisos set forth in Sections 3(a) and 3(b), each Party, on behalf of itself and its respective Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the investigation, filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 4 shall survive this Agreement indefinitely regardless of any statute of limitations. Except as provided in the provisos set forth in Sections 3(a) and 3(b), each Party (in such capacity, the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party (the “Indemnified Party”) for all losses, damages, claims, expenses, costs, fees, and other liabilities that the Indemnified Party may incur if the Indemnifying Party or any Related Party of the Indemnifying Party initiates any suit, arbitration, mediation or claim against the Indemnified Party with respect to any Released Claim.

5.	Non-Disparagement. Effective as of the Termination Time, and except as provided in the provisos set forth in Sections 3(a) and 3(b), each Party agrees to not, directly or indirectly, make, or assist the making of, or ratify any statement, public or private, oral or written (including concerning this Agreement, the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents, the participation or involvement of the Parties in the transactions contemplated by the Merger Agreement, the Company Support Agreements, the Parent Support Agreements or the other Transaction Documents or the reasons for or any of the events or circumstances surrounding the termination of the transactions contemplated by the Transaction Documents, including the payment of the Reimbursement Amount) to or (in the case of such assisting or ratifying) by any third-party that disparages, or could reasonably be interpreted to disparage, the other Parties, their respective Related Parties or their businesses or operations; provided, however, that nothing herein will prevent a Party from making any statement: (a) in the ordinary course of business and unrelated to this Agreement, the Merger Agreement, the other Transaction Documents, the Contemplated Transactions and the Termination; and/or (b) that is a truthful statement that is required by applicable Law.

6.	ASX Announcement and Publicity. Each Party agrees that the only ASX announcement and press release to be issued by the Parties in connection with this Agreement shall be in the forms attached hereto as Exhibit A and Exhibit B, respectively (other than ASIC Forms 605 ‘Notice of ceasing to be a substantial holder’ and any ASX Appendix Forms required to be released by a Party in connection with the Termination). Each Party agrees that their respective ASX announcement and press release will be issued immediately after signing this Agreement and no later than 10:00 a.m. Sydney Time, on July 12, 2022. Following the issuance of such initial ASX announcements and press releases, none of Parent, Merger Sub nor the Company shall issue any other ASX announcement, press release or make any other public statement, announcement or communication (including communications with any Governmental Body (including state regulators)) with respect to this Agreement, the other Parties or the transactions contemplated hereby, the Merger Agreement or the transactions contemplated thereby, the Company Support Agreements or the transactions contemplated thereby, the Parent Support Agreements or the transactions contemplated thereby or the other Transaction Documents (including any communication filed by the Company with the U.S. Securities and Exchange Commission, other than a Form 8-K in the form attached hereto as Exhibit C and factual statements in filings made by the Company with the SEC that are consistent with prior public statements that were permitted to be made under this Agreement), prior to providing the other Parties reasonable opportunity to review and comment upon such public statement, announcement or communication, and receiving prior written approval from such other Party with respect to such public statement, announcement or communication, except as required by applicable Law, including the ASX Listing Rules (in which case, such Party must, only to the extent practicable, provide such other Party reasonable opportunity to review and comment upon such public statement, announcement or communication). Each Party shall incorporate any reasonable comments received from such other Party prior to issuing any such public statement, announcement or communication, except where such public statement, announcement or communication is required to be issued by applicable Law, including the ASX Listing Rules (in which case, such Party must, only to the extent practicable, incorporate any reasonable comments received from such other Party prior to issuing any such public statement, announcement or communication).

7.	Representations and Warranties. Each Party represents and warrants to the other that: (a) such Party has all requisite corporate or other similar power and authority to enter into this Agreement and to take the actions contemplated hereby; (b) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Party; and (c) this Agreement has been duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as enforceability may be (i) limited by any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

8.	Destruction of Evaluation Material. Within five (5) Business Days following the Termination Time, each of the Company and Parent, shall, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to, destroy or return to the Disclosing Party (as defined below) all Evaluation Material (as defined in the Confidentiality Agreement) (and any copies, notes, translation or extracts thereof, including without limitation, all Evaluations Materials in electronic form or on any computer or device) furnished to the Company or Parent (each, a “Receiving Party”) or its Representatives by or on behalf of the disclosing Party (each, a “Disclosing Party”) or its Representatives and all Evaluation Material (any copies, notes, translation or extracts thereof, including without limitation, all Evaluations Materials in electronic form or on any computer or device) that is otherwise in possession of a Receiving Party or its Representatives; provided that a Receiving Party and its Representatives may retain and not destroy Evaluation Material solely to the extent expressly permitted by Section 8 of the Confidentiality Agreement; and each of the Company and Parent shall certify to the other Party such Party’s compliance with this Section 8.

9.	Further Assurances. Each Party shall, and shall cause its Subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the Termination. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective Subsidiaries and Affiliates to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Body or under any Antitrust Laws, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Documents.

10.	Third-Party Beneficiaries. Except for the provisions of Section 3, Section 4 and Section 5, with respect to which each Related Party is expressly intended to be a third-party beneficiary thereof, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights or remedies or impose on any Person other than the Parties any obligations.

11.	Entire Agreement. This Agreement, together with the Excluded Documents, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.

12.	Expenses. Except as otherwise expressly provided herein, each Party shall pay its own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the Merger Agreement and the other Transaction Documents, and the performance of its obligations hereunder and thereunder.

13.	Miscellaneous. The provisions of Sections 8.02 (Amendment), 8.03 (Waiver), the second sentence of Section 8.05 (Entire Agreement; Counterparts), 8.06 (Applicable Law; Jurisdiction), 8.07 (Waiver of Jury Trial), 8.08 (Assignability), 8.10 (Notices), 8.12 (Other Definitional Provisions), 8.13 (Severability) and 8.14 (Specific Performance) of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first written above.

Zip Co Limited

By:	/s/ David Tyler
Name:	David Tyler
Title:	Global General Counsel

Miyagi Merger Sub, Inc.

By:	/s/ David Tyler
Name:	David Tyler
Title:	Secretary

[Signature Page to Termination Agreement]

Sezzle Inc.

By:	/s/ Paul Purcell
Name:	Paul Purcell
Title:	Director

[Signature Page to Termination Agreement]

Exhibit A

Parent ASX Announcement and Press Release

[See attached.]

A-1

Exhibit B

Company ASX Announcement and Press Release

[See attached.]

B-1

Exhibit C

Company Form 8-K

[See attached.]

C-1